Exhibit 99.1

FOR IMMEDIATE RELEASE

Wheeler Real Estate Investment Trust, Inc. Announces Opening of
Regional Office in Charleston, South Carolina

Virginia Beach, VA – September 2, 2014 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”), a company specializing in owning, acquiring, financing, developing, renovating, leasing and managing income producing assets, such as community centers, neighborhood centers, strip centers and free-standing retail properties, announced today that the Company recently opened a regional office located in Charleston, South Carolina to provide leasing and property management services to 10 of the Company’s properties, as well as potential, future acquisitions, located in the Southeast region of the United States.

Jon S. Wheeler, Chairman and Chief Executive Officer, stated, “The Southeast region is an area that we know very well and one that we feel will provide potential future growth for the Company. This expansion allows us to build on the already excellent property management and leasing services currently provided to our tenants that are located in the Southeast while continuing to seek acquisitions that fit the existing portfolio criteria. Wheeler will also be able to streamline those services at our headquarters in Virginia to focus solely on the properties located elsewhere in the United States. Wheeler remains committed to providing exceptional leasing and property management services to all of its tenants, and we feel Charleston provides a central location as well as an optimal environment to further carry out that commitment.”
Wheeler has re-located several staff members from its operations in Virginia Beach to help launch the new office. The office is located in the heart of downtown Charleston on King and Market Streets and will provide leasing and property management services to current and potential, future properties of the Company that are located in the following states: Alabama, Georgia, Kentucky, North Carolina and South Carolina.
About Wheeler Real Estate Investment Trust Inc.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. specializes in owning, acquiring, financing, developing, renovating, leasing and managing income producing assets, such as community centers, neighborhood centers, strip centers and free-standing retail properties. Wheeler’s portfolio contains strategically selected properties, primarily leased by nationally and regionally recognized retailers of consumer goods and located in the Northeast, Mid-Atlantic, Southeast and Southwest regions of the United States.

Additional information about Wheeler Real Estate Investment Trust, Inc. can be found at the Company’s corporate website: www.whlr.us.

Forward looking Statement
Wheeler Real Estate Investment Trust, Inc. (the "Company") considers portions of the information in this press release relating to its business operations contemplated acquisition strategy to be forward‐looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended. Although the Company believes that the expectations reflected in such forward‐looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward‐looking statements. Specifically, the Company's statements regarding potential, future acquisitions are forward-looking statements. There are a number of important factors that could cause the Company's operations to differ from those indicated by such forward‐looking statements, including, among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area; competition from other available space; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; the Company's ability to renew or enter into new leases at favorable rates; its ability to buy or sell assets on commercially reasonable terms; its ability to complete acquisitions or dispositions of assets under contract; its ability to secure equity or debt financing on commercially acceptable terms or at all; the Company's ability to enter into definitive agreements with regard to its financing and joint venture arrangements or its failure to satisfy conditions to the completion of these arrangements and the success of its capital recycling strategy. For additional factors that could cause the operations of the Company to differ materially from those indicated in the forward‐looking statements, please refer to the Company's filings with the U.S. Securities and Exchange Commission which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward‐looking statements to reflect events or circumstances that arise after the date hereof.

CONTACT: -OR-	INVESTOR RELATIONS:

Wheeler Real Estate Investment Trust Inc.	The Equity Group Inc.

Robin Hanisch	Terry Downs

Corporate Secretary	Associate

(757) 627-9088	(212)836-9615

robin@whlr.us	tdowns@equityny.com

Laura Nguyen	Adam Prior

Director of Marketing	Senior Vice-President

(757) 627-9088	(212)836-9606

lnguyen@whlr.us	aprior@equityny.com